UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2010

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Dr. Batavia, Ohio		45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2010, the Company entered into an Employment Agreement (“Employment Agreement”) with Nigel A. Vinecombe, President and Chief Executive Officer. The Employment Agreement replaces an employment agreement dated February 29, 2008, as amended on September 21, 2009, previously entered into by the Company and Mr. Vinecombe. The following description is qualified by reference to the Employment Agreement, a copy of which is attached hereto as an Exhibit. Capitalized terms not defined below have the meaning ascribed to them in the Employment Agreement.

The initial term of Mr. Vinecombe’s Employment Agreement will end on June 15, 2013, with subsequent automatic renewals for one-year terms unless either party provides notice of non-renewal. Mr. Vinecombe’s Employment Agreement, which is effective as of June 16, 2010, provides for:

•	An annual base salary of $500,000, subject to annual review by the Compensation and Organization Development Committee (“Compensation Committee”);

•	An annual discretionary bonus in accordance with the Company’s executive incentive compensation plan, with the target bonus opportunity to be no less than 75% of current base salary;

•	A contribution of 10% of Mr. Vinecombe’s annual base salary by the Company to the Australian Superannuation pension fund; and

•

Eligibility to participate in the Company’s welfare and certain benefit plans to the extent generally applicable to other executives of the Company, as well as a car allowance, vacation time and certain indemnification as permitted by applicable law.

The Employment Agreement also includes the following terms:

If the Executive’s employment is terminated by the Company for any reason other than for Cause, other than for non-renewal of the Employment Agreement or death or Disability; or by the Executive for Good Reason:

•

The Company will pay Mr. Vinecombe’s annual base salary through the date of termination and a bonus equal to the bonus, if any, the Compensation Committee projects the Executive would have received for the current year (computed by using the average of the Executive’s last five years of bonus payments) prorated through the date of termination;

•	The Company will pay any deferred compensation and other non-qualified benefit plan balances to the Executive in accordance with the terms of any deferral or other non-qualified plan;

•

The Company will pay Mr. Vinecombe an amount, in 12 equal monthly installments, equal to the sum of his annual base salary and the bonus, if any, the Compensation Committee projects he would have received for the current year (computed by using the average of his last five years of bonus payments);

•	Except as prohibited in applicable option and incentive plans, all outstanding stock options and restricted stock awards held by the Executive will become immediately exercisable and vested; and

•

The Company will continue to provide the benefits to the Executive and/or the Executive’s family that would have been provided to them in accordance with the Company’s welfare plans, programs, practices and policies for a period of one year after the date of termination, or such longer period as may be provided in the applicable plan (subject to offset for benefits provided by any subsequent employment).

If the Executive’s employment is terminated for Cause, non-renewal of the Employment Agreement or the Executive terminates employment without Good Reason:

•	The Company will pay the Executive’s annual base salary through the date of termination; and

•	The Company will pay any deferred compensation and other non-qualified benefit plan balances to the Executive in accordance with the terms of any deferral or other non-qualified plan.

In addition, if the Executive’s employment is terminated based on non-renewal of the Employment Agreement or the Executive terminates employment without Good Reason through a plan of retirement acceptable to the Company, then except to the extent prohibited in the applicable option or incentive plan, the Executive’s outstanding stock options and restricted stock awards will become immediately exercisable and vested.

If the Executive’s employment is terminated by reason of the Executive’s death or Disability:

•

The Company will pay the Executive or the Executive’s legal representative (as applicable) the Executive’s annual base salary through the date of termination and a bonus equal to the bonus, if any, the Compensation Committee projects the Executive would have received for the current year (computed using the average of the Executive’s last five years of bonus payments prorated through the date of termination);

•

The Company will pay the Executive or the Executive’s legal representative any deferred compensation and other non-qualified benefit plan balances of the Executive in accordance with the terms of any deferral or other non-qualified plan;

•	Except as prohibited in applicable option and incentive plans, all outstanding stock options and restricted stock awards held by the Executive will become immediately exercisable and vested;

•

The Company will continue to provide benefits to the Executive and/or the Executive’s family that would have been provided to them in accordance with the Company’s welfare plans, programs, practices and policies for a period of one year after the date of termination, or such longer period as may be provided in the applicable plan; and

•

The Company will pay the Executive or the Executive’s legal representative any other death benefits or long-term disability benefits, as applicable, then in effect for Company employees or executive officers.

The Employment Agreement also includes confidentiality and non-competition covenants.

On August 11, 2010, the Company finalized the compensatory arrangements for Sharon E. Birkett, Vice President, Chief Financial and Accounting Officer and Secretary of the Company. The following is a description of the material terms of the arrangements, which is qualified by reference to the attached exhibit:

•	An annual base salary of $250,000, subject to annual review by the Compensation and Organization Development Committee;

•	An annual discretionary bonus in accordance with the Company’s executive incentive compensation plan, with the target bonus opportunity to be no less than 50% of current base salary;

•

Eligibility to participate in the Company’s welfare, fringe, vacation and other similar benefit plans and programs to the extent generally applicable to other U.S. based associates of the Company. In addition, the Company will provide a monthly automobile allowance in accordance with the Executive Automobile Allowance Plan;

•	A stock option award of 10,000 stock option shares under the Company’s 2003 Stock Incentive Plan, which will vest equally over a five-year period; and

•	In the event of involuntary termination by the Company while on assignment in the U.S., the Company will repatriate Ms. Birkett and her family back to their point of origin.

In addition, effective August 11, 2010, the Company has terminated the Executive Deferred Compensation Plan which allowed eligible executives to defer a portion of their salary and/or bonus and to which the Company made an annual contribution equal to 8% of the executive’s annual base salary.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held on August 11, 2010. At the meeting, the shareholders voted on the following two items:

•	Shareholders elected each of the six nominees for director to serve for a term to expire at the 2011 annual meeting of shareholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert R. Buck	9,646,919	403,560	1,096,934
Charles B. Connolly	9,774,855	275,624	1,096,934
Lorrence T. Kellar	9,569,751	480,728	1,096,934
Roger A. Keller	9,878,482	171,997	1,096,934
Thomas M. Mohr	9,871,835	178,644	1,096,934
Nigel A. Vinecombe	9,775,248	275,231	1,096,934

•	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for fiscal 2011 (11,026,207 votes for, 107,388 votes against, 13,818 votes withheld).

Item 8.01 Other Events

The Company announced on August 11, 2010 that its Board of Directors declared the Company’s quarterly cash dividend for the second quarter of fiscal year 2011. The dividend is a payment of five cents per common share, payable September 1, 2010, to shareholders of record at the close of business on August 23, 2010.

The information contained in this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated August 12, 2010, by and between the Company and Nigel A. Vinecombe.

10.2	Employment Letter dated August 11, 2010, for Sharon E. Birkett.

99.1	Press Release dated August 11, 2010, publicly announcing the actions reported therein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Sharon E. Birkett
Name:	Sharon E. Birkett
Title:	Vice President, Chief Financial Officer

Date:	August 16, 2010